Exhibit 99.7

INSTRUCTIONS

           The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares.

           This will instruct you whether to exercise or sell (or direct the Subscription Agent to endeavor to sell) rights to purchase shares distributed with respect to the common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus and the Instructions.

         Box 1.        |_|             Please DO NOT EXERCISE RIGHTS for shares.
         Box 2.        |_|             Please EXERCISE RIGHTS for shares as set forth below

         Basic Subscription Right:           __________(1)  x  $.34 per share  =   $________________(Line 1)
         Over-Subscription Privilege:        __________(2)  x  $.34 per share  =   $________________(Line 2)

       Total Payment Required = $__________ (Sum of Lines 1 and 2; must equal total of amounts in Boxes 3 and 4)

         Box 3.        |_|             Payment in the following amount is enclosed $___________________.
         Box 4.        |_|             Please deduct payment from the following account maintained by you as follows

                  ___________________________                 _____________________
                  Type of Account                             Account No.
                  Amount to be deducted:      $___________________

         Box 5.        |_|             Please attempt to SELL RIGHTS as set forth below
                                       Sell __________________ rights.

(1)       Should not exceed the number of rights held by you as of the record date.
(2)       Enter the additional shares you wish to acquire.

DATE AND SIGN HERE:                                           _________________________________

_________________________________
Signature(s)
Please type or print name(s) below

_________________________________
Date: ___________, 2002                                       _________________________________